 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996

                                                REGISTRATION NO. 333-11987

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

             INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                        4812                       94-3248701
 (State or other          (Primary Standard Industrial         (IRS Employer
 jurisdiction of          Classification Code Number)        Identification No.)
 incorporation or
  organization)

                                                   DOUGLAS S. SINCLAIR
                                                 EXECUTIVE VICE PRESIDENT
                                               AND CHIEF FINANCIAL OFFICER
 400 SOUTH EL CAMINO REAL, SUITE 1275      400 SOUTH EL CAMINO REAL, SUITE 1275
      SAN MATEO, CALIFORNIA 94402              SAN MATEO, CALIFORNIA 94402
            (415) 548-0808                            (415) 548-0808
   (Address, including zip code, and   (Name, address, including zip code, and
telephone number, including area code,  telephone number, including area code,
  of registrant's principal executive           of agent for service)
               offices)


                                ---------------

                                   COPY TO:
                              Brooks Stough, Esq.
                           Gunderson Dettmer Stough
                    Villeneuve Franklin and Hachigian, LLP
                         600 Hansen Way, Second Floor
                          Palo Alto, California 94304
                                (415) 843-0500

                               ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration number for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses, except the SEC filing fee, are estimated.

      SEC filing fee.................................................. $ 22,612
      Legal fees and expenses.........................................   75,000
      Accounting fees and expenses....................................   75,000
      Printing and engraving..........................................   45,000
      Trustee and exchange agent fees and expenses....................    7,000
      Blue Sky fees and expenses......................................    5,000
      Miscellaneous...................................................    5,388
                                                                       --------
        Total......................................................... $235,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), each director and officer of the Registrant may be indemnified by the respective Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of that Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of that Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the respective Registrant, the director or officer may not be indemnified in respect to any claim, issue or matters as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to that Registrant unless a court determines otherwise.

  Article IX of the Certificate of Incorporation of the Company, a copy of which is filed as Exhibit 3.1 to this Registration Statement, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director to the fullest extent permitted by Delaware Law. In addition, Article VII of the By-Laws of the Company, a copy of which is filed as Exhibit 3.2 hereto, provides for the indemnification of the Registrant's officers and directors.

  In addition, the Registrant has entered into an Indemnification Agreement with each of its directors and officers which provides for indemnification to the fullest extent available under Delaware Corporation Law.

  Section 7 of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto, provides for indemnification by the Initial Purchasers of directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On August 15, 1996, the Company sold 196,720 Units (the "Units"), each consisting of a $1,000 principal amount 14% Senior Secured Discount Note due 2001 (collectively, the "Old Notes") and one Warrant (collectively, the Warrants) to purchase 11.638 shares of Common Stock to BT Securities Corporation, Toronto Dominion Securities (USA) Inc. and Salomon Brothers Inc (the "Initial Purchasers") at 35.43% of the principal amount thereof. Each Warrant provides that if the Company does not complete a Threshold Initial Public Offering (as defined) or a Qualified Reorganization (as defined) on or prior to May 15, 1997, each unexercised Warrant will entitle the holder thereof to purchase an additional 2.645 shares of Common Stock. Such transaction was exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act on the basis that such transaction did not involve a public offering. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Units, the Initial Purchasers agreed to offer and sell the Units only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) or outside the United States in compliance with Regulation S under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

  (a) Exhibits:

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
  1.1*   Purchase Agreement dated August 9, 1996, among Registrant, BT
         Securities Corporation, Toronto Dominion Securities (USA) Inc. and
         Salomon Brothers Inc
  2.1*   Agreement and Plan of Merger dated as of August 8, 1996 by and among
         Registrant, International Wireless Communications Acquisition
         Corporation and International Wireless Communications, Inc.
  3.1*   Amended and Restated Certificate of Incorporation of Registrant, as
         currently in effect
  3.2*   Bylaws of Registrant
  4.1*   Indenture dated as of August 15, 1996 between Registrant, as issuer, and Marine Midland Bank, as Trustee
  4.2*   Pledge Agreement dated as of August 15, 1996 by Registrant and
         International Wireless Communications, Inc. in favor of Bankers Trust
         Company, as Collateral Agent
  4.3*   Unit Agreement dated as of August 15, 1996 among Registrant and
         Bankers Trust Company, as Unit Agent and Warrant Agent and Marine
         Midland Bank, as Trustee
  4.4*   Registration Rights Agreement dated as of August 15, 1996 among
         Registrant, BT Securities Corporation, Toronto Dominion Securities
         (USA) Inc. and Salomon Brothers Inc
  5.1**  Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
         LLP
 10.1*   Warrant Agreement dated August 15, 1996 between Registrant and Bankers
         Trust Company, as Warrant Agent
 10.2*   Securities Purchase Agreement dated as of December 6, 1995 among
         Registrant and the Investors named therein
 10.3*   Fifth Amended and Restated Investor Rights Agreement dated as of
         December 18, 1995 among Registrant and the Investors named therein
 10.4*   Registration Rights Agreement dated as of December 18, 1995 among
         Registrant and the Investors named therein
 10.5*   Stock Purchase Agreement dated as of December 18, 1995 among
         Registrant, John D. Lockton and Hugh B.L. McClung
 10.6*   Assignment and Assumption Agreement dated as of August 7, 1996 between
         Registrant and International Wireless Communications, Inc.
 10.7*   Consent, Waiver, Amendment, Assignment and Assumption Agreement
         effective as of August 7, 1996 among Registrant and the other parties named therein
 10.8*   Consent, Waiver, Amendment, Assignment and Assumption Agreement
         effective as of August 7, 1996 among International Wireless
         Communications, Inc. and the parties named therein

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
 10.9*    1996 Stock Option/Stock Issuance Plan
 10.10*   Form of Indemnification Agreement
 10.11    Real Property Lease between Registrant and PM Realty Group, dated May
          5, 1994.
 10.12A+* Shareholders Agreement by and among Shubila Holding Sdn Bhd, the
          Registrant and Laranda Sdn Bhd, dated March 26, 1996.
 10.12B   License granted to Syarikat Telefon Wireless (Malaysia) Sdn Bhd
          ("STW"), dated November 16, 1994.
 10.12C+  Access and Interconnect Agreement between Telekom Malaysia Berhad and
          STW, dated August 16, 1994.
 10.12D+  Loan Agreement among STW, Permata Merchant Bank Berhad ("Permata")
          and certain financial institutions listed therein, dated August 18,
          1995; Option Agreement between Permata and the Registrant, dated
          October 2, 1995; Collateral Agreement among the Registrant, Shubila
          Holding Sdn. Bhd., Laranda Sdn. Bhd, STW and Permata, dated October
          2, 1995; Agreement to Allocate Responsibility among the Registrant,
          Shubila Holding Sdn. Bhd. and Laranda Sdn. Bhd, dated November 1995.
 10.13A** Cooperation Agreement on Network Interconnection of Mobisel STBS with
          Telkom PSTN between PT. (Persero) Telekomunikasi Indonesia ("Telekom
          Indonesia") and PT Mobile Selular Indonesia, dated August 21, 1996.
 10.13B   Sale and Termination Agreement among PT Rajasa Hazanah Perkasa
          ("RHP"), PT Deltona Satya Dinamika ("DSD"), PT Bina Reksa Perdana
          ("BRP"), the Registrant and Bell Atlantic Indonesia, Inc. ("BA"),
          dated October 11, 1995; Promissory Note executed by RHP, DSD, BRP and the Registrant in favor of BA, dated October 11, 1995.
 10.13C   Shareholders' Agreement among BRP, the Registrant, DSD and RHP, dated
          November 9, 1995.
 10.13D   Cooperative Agreement among Telekom Indonesia, Yayasan Dana Pensiun
          Pegawai PT Telkom and RHP, dated November 30, 1995.
 10.13E   License granted to RHP, dated April 28, 1995.
 10.13F   Facility Agreement between PT Mobile Selular Indonesia ("Mobisel")
          and Nissho Iwai International (Singapore) Pte., Ltd. ("Nissho Iwai"),
          dated March 12, 1996; Share Pledge Agreement between RHP and Nissho
          Iwai, dated March 12, 1996.
 10.14    Stockholder Agreement between Teleparbs Participacoes Ltda. (RBS) and the Registrant, dated August 31, 1995.
 10.15*   Shareholders' Agreement among Mainstream Limited, the Registrant and
          Star Telecom Holding Limited, dated August 30, 1996.
 23.1**   Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
          LLP (included in Exhibit 5.1)
 23.3*    Consent of KPMG Peat Marwick LLP
 23.4*    Consent of KPMG Peat Marwick
 23.5*    Consent of Prasetio Utomo & Co.
 24.1*    Power of Attorney (page II-5)
 25.1*    Form T-1 for Marine Midland Bank, as Trustee
 27.1*    Financial Data Schedule
 99.1*    Form of Letter of Transmittal
 99.2*    Form of Notice of Guaranteed Delivery

 EXHIBIT NO.                              EXHIBIT
 -----------                              -------
 99.3*       Form of Letter to Securities Dealers, Commercial Banks, Trust
             Companies and Other Nominees
 99.4*       Form of Letters to Clients
 99.5*       Guidelines for Certification of Taxpayer Identification Number on
             Form W-9

 * Previously filed.

** To be filed by Amendment.

 + Confidential treatment has been requested as to certain portions of these exhibits.

  (b) Financial Statement Schedule

[Included in accompanying Financial Statements]

ITEM 17. UNDERTAKINGS

  1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  2. The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, ON SEPTEMBER 30, 1996.

                                          INTERNATIONAL WIRELESS
                                           COMMUNICATIONS HOLDINGS, INC.

                                                    /s/ John D. Lockton
                                          By: _________________________________
                                             JOHN D. LOCKTON PRESIDENT, CHIEF
                                              EXECUTIVE OFFICER AND DIRECTOR

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ John D. Lockton           President, Chief         September 30,
-------------------------------------   Executive Officer        1996
           JOHN D. LOCKTON              and Director


         Douglas S. Sinclair*          Chief Financial          September 30,
-------------------------------------   Officer (Principal       1996
         DOUGLAS S. SINCLAIR            Financial Officer)


          Keith D. Taylor*             Controller               September 30,
-------------------------------------   (Principal               1996
          KEITH D. TAYLOR               Accounting Officer)


         Haynes G. Griffin*            Chairman of the          September 30,
-------------------------------------   Board                    1996
         HAYNES G. GRIFFIN


        Stephen R. Leeolou*            Director                 September 30,
-------------------------------------                            1996
        STEPHEN R. LEEOLOU

              SIGNATURE                         TITLE                DATE


           Piers Playfair*              Director                September 30,
-------------------------------------                             1996
           PIERS PLAYFAIR


          John S. McCarthy*             Director                September 30,
-------------------------------------                             1996
          JOHN S. MCCARTHY


           Carl C. Cordova*             Director                September 30,
-------------------------------------                             1996
           CARL C. CORDOVA


             Brian Rich*                Director                September 30,
-------------------------------------                             1996
             BRIAN RICH


             Van Snowdon*               Director                September 30,
-------------------------------------                             1996
             VAN SNOWDON


         Carl F. Pascarella*            Director                September 30,
-------------------------------------                             1996
         CARL F. PASCARELLA


             Stanley Wen*               Director                September 30,
-------------------------------------                             1996
             STANLEY WEN


         Hugh B. L. McClung*            Director                September 30,
-------------------------------------                             1996
         HUGH B. L. MCCLUNG


*By:       /s/ John D. Lockton
    ---------------------------------
             JOHN D. LOCKTON
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
  1.1*    Purchase Agreement dated August 9, 1996, among Registrant, BT
          Securities Corporation, Toronto Dominion Securities (USA) Inc. and
          Salomon Brothers Inc
  2.1*    Agreement and Plan of Merger dated as of August 8, 1996 by and among
          Registrant, International Wireless Communications Acquisition
          Corporation and International Wireless Communications, Inc.
  3.1*    Amended and Restated Certificate of Incorporation of Registrant, as
          currently in effect
  3.2*    Bylaws of Registrant
  4.1*    Indenture dated as of August 15, 1996 between Registrant, as issuer, and Marine Midland Bank, as Trustee
  4.2*    Pledge Agreement dated as of August 15, 1996 by Registrant and
          International Wireless Communications, Inc. in favor of Bankers Trust
          Company, as Collateral Agent
  4.3*    Unit Agreement dated as of August 15, 1996 among Registrant and
          Bankers Trust Company, as Unit Agent and Warrant Agent and Marine
          Midland Bank, as Trustee
  4.4*    Registration Rights Agreement dated as of August 15, 1996 among
          Registrant, BT Securities Corporation, Toronto Dominion Securities
          (USA) Inc. and Salomon Brothers Inc
  5.1**   Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
          LLP
 10.1*    Warrant Agreement dated August 15, 1996 between Registrant and
          Bankers Trust Company, as Warrant Agent
 10.2*    Securities Purchase Agreement dated as of December 6, 1995 among
          Registrant and the Investors named therein
 10.3*    Fifth Amended and Restated Investor Rights Agreement dated as of
          December 18, 1995 among Registrant and the Investors named therein
 10.4*    Registration Rights Agreement dated as of December 18, 1995 among
          Registrant and the Investors named therein
 10.5*    Stock Purchase Agreement dated as of December 18, 1995 among
          Registrant, John D. Lockton and Hugh B.L. McClung
 10.6*    Assignment and Assumption Agreement dated as of August 7, 1996 between Registrant and International Wireless Communications, Inc.
 10.7*    Consent, Waiver, Amendment, Assignment and Assumption Agreement
          effective as of August 7, 1996 among Registrant and the other parties named therein
 10.8*    Consent, Waiver, Amendment, Assignment and Assumption Agreement
          effective as of August 7, 1996 among International Wireless
          Communications, Inc. and the parties named therein


 10.9*    1996 Stock Option/Stock Issuance Plan
 10.10*   Form of Indemnification Agreement
 10.11    Real Property Lease between Registrant and PM Realty Group, dated May
          5, 1994.
 10.12A+* Shareholders Agreement by and among Shubila Holding Sdn Bhd, the
          Registrant and Laranda Sdn Bhd, dated March 26, 1996.
 10.12B   License granted to Syarikat Telefon Wireless (Malaysia) Sdn Bhd
          ("STW"), dated November 16, 1994.
 10.12C+  Access and Interconnect Agreement between Telekom Malaysia Berhad and
          STW, dated August 16, 1994.

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
 10.12D+  Loan Agreement among STW, Permata Merchant Bank Berhad ("Permata")
          and certain financial institutions listed therein, dated August 18,
          1995; Option Agreement between Permata and the Registrant, dated
          October 2, 1995; Collateral Agreement among the Registrant, Shubila
          Holding Sdn. Bhd., Laranda Sdn. Bhd, STW and Permata, dated October
          2, 1995; Agreement to Allocate Responsibility among the Registrant,
          Shubila Holding Sdn. Bhd. and Laranda Sdn. Bhd, dated November 1995.
 10.13A** Cooperation Agreement on Network Interconnection of Mobisel STBS with
          Telkom PSTN between PT. (Persero) Telekomunikasi Indonesia ("Telekom
          Indonesia") and PT Mobile Selular Indonesia, dated August 21, 1996.
 10.13B   Sale and Termination Agreement among PT Rajasa Hazanah Perkasa
          ("RHP"), PT Deltona Satya Dinamika ("DSD"), PT Bina Reksa Perdana
          ("BRP"), the Registrant and Bell Atlantic Indonesia, Inc. ("BA"),
          dated October 11, 1995; Promissory Note executed by RHP, DSD, BRP and the Registrant in favor of BA, dated October 11, 1995.
 10.13C   Shareholders' Agreement among BRP, the Registrant, DSD and RHP, dated
          November 9, 1995.
 10.13D   Cooperative Agreement among Telekom Indonesia, Yayasan Dana Pensiun
          Pegawai PT Telkom and RHP, dated November 30, 1995.
 10.13E   License granted to RHP, dated April 28, 1995.
 10.13F   Facility Agreement between PT Mobile Selular Indonesia ("Mobisel")
          and Nissho Iwai International (Singapore) Pte., Ltd. ("Nissho Iwai"),
          dated March 12, 1996; Share Pledge Agreement between RHP and Nissho
          Iwai, dated March 12, 1996.
 10.14    Stockholder Agreement between Teleparbs Participacoes Ltda. (RBS) and the Registrant, dated August 31, 1995.
 10.15*   Shareholders' Agreement among Mainstream Limited, the Registrant and
          Star Telecom Holding Limited, dated August 30, 1996.
 23.1**   Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
          LLP (included in Exhibit 5.1)
 23.3*    Consent of KPMG Peat Marwick LLP
 23.4*    Consent of KPMG Peat Marwick
 23.5*    Consent of Prasetio Utomo & Co.
 24.1*    Power of Attorney (page II-5)
 25.1*    Form T-1 for Marine Midland Bank, as Trustee
 27.1*    Financial Data Schedule
 99.1*    Form of Letter of Transmittal
 99.2*    Form of Notice of Guaranteed Delivery
 99.3*    Form of Letter to Securities Dealers, Commercial Banks, Trust
          Companies and Other Nominees
 99.4*    Form of Letters to Clients
 99.5*    Guidelines for Certification of Taxpayer Identification Number on
          Form W-9

 * Previously filed.

** To be filed by Amendment.

 + Confidential treatment has been requested as to certain portions of these exhibits.